Exhibit 99

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, $0.0001 par value per share of NextNav Inc., is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated as of August 14, 2026

CAPITAL VENTURES INTERNATIONAL

By: Susquehanna Advisors Group, Inc.

       pursuant to a Limited Power of Attorney

By: /s/ Brian Sopinsky

Name: Brian Sopinsky

Title: Assistant Secretary

SUSQUEHANNA ADVISORS GROUP, INC.

By: /s/ Brian Sopinsky

Name: Brian Sopinsky

Title: Assistant Secretary

G1 EXECUTION SERVICES, LLC

By: /s/ Brian Sopinsky

Name: Brian Sopinsky

Title: Secretary

SIG BROKERAGE, LP

By: /s/ Brian Sopinsky

Name: Brian Sopinsky

Title: Assistant Secretary

SUSQUEHANNA FUNDAMENTAL INVESTMENTS, LLC

By: /s/ Brian Sopinsky

Name: Brian Sopinsky

Title: Assistant Secretary

SUSQUEHANNA SECURITIES, LLC

By: /s/ Brian Sopinsky

Name: Brian Sopinsky

Title: Secretary